EXHIBIT 10.43

EIGHTH AMENDMENT TO
CREDIT AND SECURITY AGREEMENT

THIS EIGHTH AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of November 6, 2003, is entered into between WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the “Lender”), and NATURADE, INC., a Delaware corporation (the “Borrower”).

RECITALS

A.                                   The Borrower and the Lender have entered into a Credit and Security Agreement dated as of January 27, 2000, as amended by that certain First Amendment to Credit and Security Agreement dated as of November 16, 2000, by that certain Second Amendment to Credit and Security Agreement dated as of January 3, 2001, by that certain Third Amendment to Credit and Security Agreement dated as of May 14, 2001, that certain Fourth Amendment to Credit and Security Agreement dated as of December 20, 2001, that certain Fifth Amendment to Credit and Security Agreement dated as of September 19, 2002 (the “Fifth Amendment”), that certain Sixth Amendment to Credit and Security Agreement and Waiver dated as of March 24, 2003, and that certain Seventh Amendment to Credit and Security Agreement and Waiver dated as of April 15, 2003 (as amended, the “Credit Agreement”).  Capitalized terms used herein have the meanings given to them in the Credit Agreement unless otherwise specified.

B.                                     The Lender is willing to amend the Credit Agreement pursuant to the terms and conditions set forth herein.  The Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of the Lender’s rights or remedies as set forth in the Credit Agreement is being waived or modified by the terms of this Amendment.

AMENDMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Amendments to Credit Agreement.

The first sentence of Section 2.6 is hereby amended and restated to read in its entirety as follows:

“This Agreement and the other Loan Documents shall become effective as of January 27, 2000 and shall continue in full force and effect for a term ending on March 31, 2004 (the “Maturity Date”), unless earlier terminated by Lender or Borrower pursuant to the terms hereof.

Release of the Availability Reserve.  The Availability Reserve established in the amount of $175,000 pursuant to the Fifth Amendment is hereby released as of the date hereof.

Amendment Fee.  The Borrower shall pay to Lender in cash as of the date hereof a fully earned, non-refundable fee in the amount of Twenty Thousand Dollars ($20,000) in consideration of Lender’s execution of this Amendment (the “Amendment Fee”)

Release; Covenant Not to Sue.

The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (each a “Released Party”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.  It is the intention of the Borrower in providing this release that the same shall be effective as a bar to each and every claim, demand and cause of action specified, and in furtherance of this intention it waives and relinquishes all rights and benefits under Section 1542 of the Civil Code of the State of California, which provides:

“A GERENAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MIGHT HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

The Borrower acknowledges that it may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agrees that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.  The Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

The Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Released Party above that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Released Party on the basis of any claim released, remised and discharged by Borrower pursuant to the above release.  If the Borrower or any of its successors, assigns or other legal representations violates the foregoing covenant, the Borrower, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys’ fees and costs incurred by such Released Party as a result of such violation.

No Other Changes.  Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

Conditions Precedent.  This Amendment shall be effective when the Lender shall have received each of the following in substance and form acceptable to the Lender in its sole discretion:

the Amendment Fee;

this Amendment executed by the Borrower and the Lender in a sufficient number or original counterparts for distribution to the parties hereto;

the representations and warranties set forth herein and in the Loan Agreement must be true and correct; and

all other documents and legal matters in connection with the transaction contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to the Lender.

Representations and Warranties.  The Borrower hereby represents and warrants to the Lender as follows:

The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

All of the representations and warranties contained in the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

This Amendment has been entered into without force or duress, of the free will of Borrower.  Borrower’s decision to enter into this Amendment is a fully informed decision and

Borrower is aware of all legal and other ramifications of such decision.  Borrower has read and understands this Amendment, has consulted with and been represented by legal counsel in connection herewith, and has been advised by its counsel of its rights and obligations hereunder and thereunder.

No Waiver.  The execution of this Amendment and acceptance of any other documents related hereto shall not be deemed to be a waiver of any Event of Default under the Credit Agreement or breach, default or event of default under any other Financing Agreement, whether or not known to the Lender and whether or not existing on the date of this Amendment.

Costs and Expenses.  The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Loan Documents, including without limitation all reasonable fees and disbursements of legal counsel.  Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.  The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses.

Integration.  This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

Choice of Law.  The validity of this Amendment, its construction, interpretation and enforcement, the rights of the parties hereunder, shall be determined under, governed by, and construed in accordance with the internal laws of the State of California governing contracts only to be performed in that State.

Reference to and Effect on the Loan Documents.

Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in all other documents or agreements related thereto, including the other Loan Documents, to “the Credit Agreement”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

To the extent that any terms and conditions in any of the Loan Documents or any documents or agreements related thereto shall contradict or be in conflict with any terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

Miscellaneous.  This Amendment and the acknowledgment attached hereto may be executed by facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

Submission of Amendment.  The submission of this Amendment to the parties or their agents or attorneys for review or signature does not constitute a commitment by Lender to waive any of its rights and remedies under the Loan Documents, and this Amendment shall have no binding force or effect until all of the conditions to the effectiveness of this Amendment have been satisfied as set forth herein.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

NATURADE, INC., a Delaware corporation

By:	/s/ Bill D. Stewart
Name:	Bill D. Stewart
Title:	Chief Executive Officer
WELLS FARGO BUSINESS CREDIT, INC.,
a Minnesota corporation

By:	/s/ Tom Makowski
Name:	Tom Makowski
Title:	AVP